Exhibit 1.1
2,840,000 Shares
Warrants to Purchase 1,079,200 Shares
Rockwell Medical Technologies, Inc.
Common Stock
(no par value)
PLACEMENT AGENCY AGREEMENT
September 29, 2009
JMP Securities LLC
600 Montgomery Street, Suite 1100
San Francisco, CA 94111
Wedbush Securities Inc.
One Bush Street, Suite 1700
San Francisco, CA 94104
Ladies and Gentlemen:
Rockwell Medical Technologies, Inc., a Michigan corporation (the “Company”), proposes, subject to the terms and conditions stated in this Placement Agency Agreement (this “Agreement”) and the Subscription Agreements in the form of Exhibit A attached hereto (the “Subscription Agreements”) entered into with the investors identified therein (each, an “Investor” and collectively, the “Investors”), to issue and sell (i) an aggregate of 2,840,000 shares of the Company’s common stock, no par value per share (the “Common Stock”) and (ii) warrants (in the form attached hereto as Exhibit F, the “Warrants”) to purchase up to an aggregate of 1,079,200 shares of Common Stock in units (each a “Unit”) consisting of (A) one share of Common Stock and (B) one Warrant to purchase 0.38 of a share of Common Stock. The aggregate of 2,840,000 shares of Common Stock so proposed to be sold is hereinafter referred to as the “Shares” and the number of shares of Common Stock issuable upon exercise of the Warrants is hereinafter referred to as the “Warrant Shares.” The Warrant Shares, together with the Shares and the Warrants, are referred to herein as the “Securities.” The Securities are more fully described in the Registration Statement (as defined herein). This is to confirm the agreement between the Company, JMP Securities LLC (“JMP”) and Wedbush Securities Inc. (“Wedbush,” and together with JMP, the “Placement Agents”) concerning the offering, issuance and sale of the Units.
     1. Agreement to Act as Placement Agents; Delivery and Payment. On the basis of the representations, warranties and agreements of the Company herein contained, and subject to the terms and conditions set forth in this Agreement:
          (a) The Company hereby authorizes the Placement Agents to act as its exclusive agents in connection with the issuance and sale by the Company of the Units (the

“Offering”) to the Investors, and the Placement Agents hereby agree, as agents of the Company, to use their commercially reasonable efforts to solicit offers to purchase the Units from the Company on the terms and subject to the conditions set forth in the Prospectus (as defined below). The Placement Agents shall make commercially reasonable efforts to assist the Company in obtaining performance by each Investor whose offer to purchase Units has been solicited by the Placement Agents and accepted by the Company, but the Placement Agents shall not, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will the Placement Agents or any of their affiliates be obligated to underwrite or purchase any of the Shares or Warrants for their own accounts or otherwise provide any financing. The Placement Agents shall act solely as the Company’s agents and not as principals. The Placement Agents shall have no authority to bind the Company with respect to any prospective offer to purchase Units and the Company shall have the sole right to accept offers to purchase Units and may reject any such offer, in whole or in part. Notwithstanding the foregoing, the Placement Agents (or their affiliates) may, solely at their discretion and without any obligation to do so, purchase Units as principals.
          (b) As compensation for services rendered, on the Closing Date, the Company shall pay or cause to be paid to the Placement Agents by wire transfer of immediately available funds to an account or accounts designated by the Placement Agents an aggregate amount equal to six percent (6.0%) of the gross proceeds received by the Company from its sale of the Units on such Closing Date (the “Cash Placement Fee”), fifty-five percent (55.0%) of such Cash Placement Fee shall be payable to JMP and forty-five percent (45.0%) of such Cash Placement Fee shall be payable to Wedbush. In addition, on the Closing Date the Company shall issue to the Placement Agents warrants to purchase an aggregate number of shares of Common Stock equal to three percent (3.0%) of the Shares sold in the Offering (the “Agent Warrants”), fifty-five percent (55.0%) of such Agent Warrants shall be payable to JMP and forty-five percent (45.0%) of such Agent Warrants shall be payable to Wedbush. The Agent Warrants are included in the term “Warrants” as used herein, and the number of shares of Common Stock issuable upon exercise of the Agent Warrants is included in the term “Warrant Shares” as used herein.
          (c) The purchases of Units by the Investors shall be evidenced by the execution of a Subscription Agreement by each of the parties thereto in the form attached hereto as Exhibit A.
          (d) Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date, the Company shall not, without the prior written consent of the Placement Agents, solicit or accept offers to purchase shares of Common Stock (other than pursuant to the exercise of options or warrants to purchase shares of Common Stock that are outstanding at the date hereof) other than through the Placement Agents in accordance herewith.
          (e) No Units which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Units shall have been delivered to or made available for electronic receipt by the Investor purchasing such Units against payment by such Investor. If the Company shall default in its obligations to deliver Units to an Investor whose offer it has accepted, the Company shall indemnify and hold the Indemnified Parties (as defined below) harmless against any loss, claim, damage or liability directly or indirectly arising from or as a result of such default by the Company.

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          (f) Payment of the purchase price for, and delivery of, the Units shall be made at a closing (the “Closing”) at the offices of Dykema Gossett PLLC, counsel for the Company, located at 400 Renaissance Center, Detroit, Michigan, at 11:00 A.M., New York time, on October 5, 2009 or at such other time and date as the Placement Agents and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act (such date of payment and delivery being herein referred to as the “Closing Date”). The Company, the Placement Agents and JPMorganChase Bank, as escrow agent (the “Escrow Agent”), have entered into an escrow agreement of even date herewith (the “Escrow Agreement”) pursuant to which an escrow account will be established, at the Company’s expense, for the benefit of the Company and the Investors who elect to settle their purchase through the facilities of The Depositary Trust Company’s DWAC system (the “Escrow Account”). Each of the Company and the Placement Agents hereby agree to deliver to the Escrow Agent a Closing Notice in the form attached as Exhibit C to the Escrow Agreement on or prior to the Closing Date. Any Investor who elects not to settle its purchase through the facilities of The Depositary Trust Company’s DWAC system shall deposit its respective aggregate purchase amount into an account or accounts established with the Placement Agents and, on the Closing Date, the Placement Agents shall, with respect to each such Investor, cause the aggregate purchase amount for such Units to be wired from such accounts to an account designated by the Company in exchange for the release of such Investors’ Units. All such actions taken at the Closing shall be deemed to have occurred simultaneously.
     2. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-160791) under the Securities Act of 1933, as amended (the “Securities Act”) and the published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Commission, including a base prospectus relating thereto (the “Base Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement. Such registration statement, at any given time, including amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.” If the Company files an abbreviated registration statement to register additional Units pursuant to Rule 462(b) under the Rules and Regulations (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement, as amended from time to time. The Registration Statement at the time it originally became effective is herein called the “Initial Registration Statement.”
     The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement to the Base Prospectus relating to the Units, the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus.” Any preliminary form of Prospectus or prospectus subject to completion which is filed or used in the Offering prior to

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filing of the Prospectus (including the Base Prospectus as so supplemented) is hereinafter called a “Preliminary Prospectus.”
     Unless otherwise stated herein, any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the time the Registration Statement became effective with respect to the Placement Agents pursuant to Rule 430B under the Securities Act (the “Effective Time”), the date of the Preliminary Prospectus (if any), or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after the Effective Time, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference.
     3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Placement Agents and the Investors as follows:
          (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing or the time of first use within the meaning of the Rules and Regulations, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus made in reliance upon, and in conformity with, information relating to the Placement Agents furnished in writing to the Company by the Placement Agents, expressly for use in the preparation thereof, which information the parties hereto agree is limited to the Placement Agents’ Information (as defined in Section 8).
          (b) Registration Statement. The Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Securities Act or have become effective pursuant to Rule 462 under the Rules and Regulations within three years of the date hereof. The Company has responded to all requests, if any, of the Commission for additional or supplemental information with respect to the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.
          (c) Compliance with Securities Act Requirements. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective (including each deemed Effective Time), at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined below), and at the Closing Date (as hereinafter defined), conformed and will conform in all material respects with

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the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing shall not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or any amendments or supplements thereto, made in reliance upon, and in conformity with, information relating to the Placement Agents furnished in writing to the Company by the Placement Agents, expressly for use in the preparation thereof, which information the parties hereto agree is limited to the Placement Agents’ Information.
          (d) Contents of Prospectus. The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period, and at the Closing Date, conformed and will conform in all material respects with the applicable requirements and provisions of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from the Prospectus, or any amendments or supplements thereto, made in reliance upon, and in conformity with, information relating to the Placement Agents furnished in writing to the Company by the Placement Agents, expressly for use in the preparation thereof, which information the parties hereto agree is limited to the Placement Agents’ Information.
          (e) Incorporated Documents. Each of the documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (f) Not an Ineligible Issuer. (A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units and (B) as of the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.
          (g) Time of Sale Disclosure Package. As of the Time of Sale (as defined below), neither (A) the Issuer General Free Writing Prospectus(es) (as defined below) issued at or prior to the Time of Sale, the Statutory Prospectus (as defined below) and the information included on Schedule I hereto, all considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus (as defined below), when considered together with the Time of Sale Disclosure Package, included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of

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the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Placement Agents specifically for use therein, which information the parties hereto agree is limited to the Placement Agents’ Information. As used in this paragraph and elsewhere in this Agreement:
          (i) “Time of Sale” means 11:00 P.M. New York time on the date of this Agreement.
          (ii) “Statutory Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented immediately prior to the Time of Sale, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.
          (iii) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Units that (1) is required to be filed with the Commission by the Company, or (2) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Units or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.
          (iv) “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.
          (v) “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.
          (h) Conflict with Registration Statement. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Placement Agents as described in Section 4(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished in writing to the Company by the Placement Agents expressly for use therein, which information the parties hereto agree is limited to the Placement Agents’ Information.

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          (i) Free Writing Prospectuses. Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other applicable conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.
          (j) Distributed Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the Offering other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials, if any, permitted under the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule II, the Company has not made and will not make any offer relating to the Units that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 4(q) of this Agreement.
          (k) Financial Statements. The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles consistently applied throughout the periods involved (in the case of unaudited interim financial statements, subject to normal year-end adjustments and the exclusion of footnotes); and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.
          (l) Independent Accountants. To the Company’s knowledge, Plante & Moran, PLLC, which has expressed its opinion with respect to the financial statements and schedules filed as a part of, or incorporated by reference in, the Registration Statement and included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and with regard to the Company’s internal control over financing reporting and management’s assessment thereof is an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).
          (m) Organization. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan. Each of the Subsidiaries has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and its Subsidiaries has full power and authority to own its properties and to conduct its business as currently being conducted and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified would not have a material adverse effect upon the business,

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prospects, properties, operations, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole (“Material Adverse Effect”).
          (n) Absence of Material Changes. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any material change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or sale of shares pursuant to the Company’s employee stock purchase plan existing on the date hereof), or any material change in the short term or long term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its Subsidiaries (other than grants of stock options or other equity awards pursuant to the Company’s equity incentive plan or employee stock purchase plan existing on the date hereof), or any material adverse change in the financial condition, business, prospects, property, operations or results of operations of the Company and its Subsidiaries, taken as a whole (“Material Adverse Change”).
          (o) Legal Proceedings. Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, would reasonably be likely to result in a Material Adverse Change.
          (p) Contracts. There are no statutes or regulations applicable to the Company or contracts or documents to which the Company is a party or which it is aware that are required to be described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described or filed.
          (q) Due Authorization and Enforceability. The Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Units as contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.
          (r) No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties, (B) any agreement or instrument to which the Company is a party or by which it is bound or to

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which any of its property is subject, except in the case of (A) and (B), to such extent as individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect, or (C) the Company’s articles of incorporation, as amended and restated (the “Articles of Incorporation”), or amended and restated bylaws (the “Bylaws”).
          (s) No Consents Required. Except for the registration of the Securities under the Securities Act and the Exchange Act, including as may be required with respect to the listing of the Shares and Warrant Shares on the NASDAQ Global Market or as may be required under state securities or blue sky laws in connection with the Offering or as may be required under the rules and regulations of the Financial Industry Regulatory Authority or that would not have a Material Adverse Effect, no consent, approval, authorization or order of, or filing with, any court or governmental administrative or regulatory agency or body is required for the execution, delivery and performance of this Agreement by the Company or for the consummation of the transactions contemplated hereby by the Company.
          (t) Capitalization. All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing or satisfied. As of the respective times indicated therein, the Company had an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. The capital stock of the Company, including the Common Stock, conforms in all material respects to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. All of the issued and outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus and except for any directors’ qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any Subsidiary of the Company any shares of the capital stock of the Company or any Subsidiary of the Company.
          (u) The Shares, Warrants and Warrant Shares.. The Shares which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement and the Subscription Agreements, will have been validly issued and will be fully paid and nonassessable and will conform to the description thereof contained in the Time of Sale Disclosure Package and the Prospectus. The Warrants have been duly authorized, and when executed and delivered by the Company, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally. The Warrant Shares has been duly authorized and reserved for issuance pursuant to the terms of the Warrants, and when issued by the Company upon valid exercise of the Warrants and payment

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of the exercise price, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof contained in the Time of Sale Disclosure Package and the Prospectus.
          (v) Preemptive Rights. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no statutory or contractual preemptive rights or other rights to subscribe for or to purchase, any shares of Common Stock pursuant to the Company’s Articles of Incorporation, Bylaws or any agreement or other instrument to which the Company is a party or by which the Company is bound.
          (w) Registration Rights. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company which have not been waived.
          (x) Lock-Up Agreements. The Company has received and caused to be delivered to the Placement Agents copies of the executed Lock-Up Agreements, substantially in the form of Exhibit B hereto (the “Lock-Up Agreements”) executed by each person listed on Exhibit C hereto, and such Lock-Up Agreements shall be in full force and effect on the Closing Date.
          (y) Permits. The Company and each of its Subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self regulatory body required for the conduct of its business (collectively, the “Permits”), except where the failure to so hold or noncompliance, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect and all such Permits are valid and in full force and effect except where the failure to be valid or in full force and effect would not reasonably be likely to have a Material Adverse Effect; and the Company and each of its Subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.
          (z) Good Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them other than Intellectual Property, which is covered by Section 3(aa) hereof, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as (i) are described in the Time of Sale Disclosure Package and in the Prospectus or (ii) do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of each property by the Company or such Subsidiary. Any real property held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as are not material and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries.

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          (aa) Intellectual Property. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company and its Subsidiaries own, possess or can acquire on reasonable terms all Intellectual Property (as defined below) or rights thereto necessary for the conduct of the business of the Company and its Subsidiaries as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as now conducted, except to the extent such failure to own, possess or acquire such Intellectual Property would not result, individually or in the aggregate, in a Material Adverse Change. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or as would not be reasonably likely to result, individually or in the aggregate, in a Material Adverse Change (A) there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Change; (B) there is no pending or, to the knowledge of the Company and its Subsidiaries, threatened in writing action, suit, proceeding or claim by others challenging the rights of the Company and its Subsidiaries in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 3(aa) result in a Material Adverse Change; (C) the Intellectual Property owned by the Company and its Subsidiaries and, to the knowledge of the Company, the Intellectual Property licensed to the Company and its Subsidiaries has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened in writing action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (D) there is no pending or, to the Company’s knowledge, threatened in writing action, suit, proceeding or claim by others that the Company or its Subsidiaries infringe, misappropriate or otherwise violate any Intellectual Property or other proprietary rights of others, the Company and its Subsidiaries have not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 3(aa) result in a Material Adverse Change. To the Company’s knowledge, all material technical information developed by and belonging to the Company and its Subsidiaries which has not been patented has been kept confidential or has only been disclosed subject to confidentiality obligations which, to the Company’s knowledge, have not been materially breached. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property that are required to be set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus and are not described therein. The term “Intellectual Property” as used herein means all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property.
          (bb) No Violation. Neither the Company nor any of its Subsidiaries is (A) in violation of its respective articles of incorporation or bylaws or (B) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its Subsidiaries is subject except, with

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respect to clause (B), for any breach or default as would not, individually or in the aggregate, result in a Material Adverse Effect.
          (cc) Taxes. The Company and its Subsidiaries (A) have timely filed (or requested in good faith an extension to the filing of) all federal, state, local and foreign income and franchise tax returns required to be filed and (B) are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its Subsidiaries is contesting in good faith except, in the case of (A) and (B) to such extent as, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect.
          (dd) Trading Market; Exchange Act Registration. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for inclusion on the NASDAQ Global Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Global Market nor has the Company received any notification that the Commission, the NASDAQ Global Market or the Financial Industry Regulatory Authority is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the NASDAQ Global Market for maintenance of inclusion of the Common Stock thereon. The Company has filed a listing application with the NASDAQ Global Market in respect of the Shares and Warrant Shares.
          (ee) Subsidiaries. Other than the subsidiaries of the Company listed in Schedule III hereto (each a “Subsidiary” and collectively, the “Subsidiaries”), the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.
          (ff) Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, since the most recent audit of the effectiveness of the Company’s internal control over financial reporting, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
          (gg) Broker’s Fee. Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

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          (hh) Insurance. The Company carries, or is covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries.
          (ii) Investment Company. The Company is not and, after giving effect to the offering and sale of the Units, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
          (jj) Use of Form S-3. As of the date the Initial Registration Statement was filed and as of the date hereof, the Company satisfied and, as of the Closing Date, the Company will satisfy, the applicable conditions for use of Form S-3, set forth in the General Instructions thereto.
          (kk) Sarbanes-Oxley. The Company and, to the knowledge of the Company, its directors and officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.
          (ll) Disclosure Controls. The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and, as of June 30, 2009, such controls and procedures are effective, at the reasonable assurance level, in ensuring that material information relating to the Company, including its Subsidiaries, is made known to the principal executive officer and the principal financial officer of the Company.
          (mm) No Price Stabilization. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any of their respective officers, directors, affiliates or controlling persons has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.
          (nn) No Labor Disputes. No labor problem or dispute with the employees of the Company exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Change. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.
          (oo) Defined Benefit Plans. Neither the Company nor any of the Subsidiaries has maintained or contributed to a defined benefit plan as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). No plan maintained or contributed to by the Company that is subject to ERISA (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code that could subject the Company or any of the Subsidiaries to any material tax penalty on prohibited transactions and that has not adequately been corrected. Each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan,

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except for any noncompliance which would not result in the imposition of a material tax or monetary penalty. With respect to each ERISA Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, either (A) a determination letter (or opinion letter, if applicable) has been issued by the Internal Revenue Service stating that such ERISA Plan and the attendant trust are qualified thereunder, or (B) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period. Neither the Company nor any of the Subsidiaries has ever completely or partially withdrawn from a “multiemployer plan,” as defined in Section 3(37) of ERISA.
          (pp) Compliance with Environmental Laws. The Company and its Subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of human health and safety or the environment which are applicable to their businesses (“Environmental Laws”), (B) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business; and (C) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clauses (A), (B) and (C) of this Section 3(pp) as would not, individually or in the aggregate, have a Material Adverse Effect.
          (qq) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company and any of its Subsidiaries on the one hand and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries or any of their affiliates on the other hand, which is required to be described in the Registration Statement, in the Time of Sale Disclosure Package and the Prospectus or a document incorporated by reference therein and which has not been so described.
          (rr) Forward-Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Time of Sale Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
          (ss) Minute Books. The minute books of the Company and any of its Subsidiaries, representing all existing records of all meetings and actions of the board of directors (including, Audit, Compensation and Nomination/Corporate Governance Committees) and stockholders of the Company and any of its Subsidiaries (collectively, the “Corporate Records”) from March 16, 2006 through the date of the latest meeting and action have been made available to the Placement Agents or counsel for the Placement Agents. All such Corporate Records accurately reflect, in all material respects, all transactions referred to in such Corporate Records. There are no material transactions, agreements or other actions that have been consummated by the Company or any of the Subsidiaries that are not properly approved and/or recorded in the Corporate Records of the Company and the Subsidiaries.

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          (tt) Foreign Corrupt Practices. Neither the Company nor, to the Company’s knowledge, any other person associated with or with the authority to act on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or its Subsidiaries has, directly or indirectly, while acting on behalf of the Company or its Subsidiaries (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or failed to disclose fully any contribution in violation of law, (B) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (C) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payments.
          (uu) Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, a Statutory Prospectus, the Time of Sale Disclosure Package or the Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.
          (vv) Audit Committee. The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Section 10A-3 of the Exchange Act and the rules and regulations of the NASDAQ Global Market and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Section 10A-3 of the Exchange Act and the rules and regulations of the NASDAQ Global Market.
          (ww) Shareholder Approval. Assuming the accuracy of the representations of the Investors in the Subscription Agreements, no approval of the shareholders of the Company under the rules and regulations of the NASDAQ Global Market is required for the Company to issue and deliver to the Investors the Units.
     Any certificate signed by any officer of the Company and delivered to the Placement Agents or to counsel for the Placement Agents in connection with the Offering shall be deemed a representation and warranty by the Company to the Placement Agents as to the matters covered thereby.
     4. Covenants. The Company covenants and agrees with the Placement Agents as follows:
          (a) Filing of Prospectuses. During the period beginning on the date hereof and ending on the later of the Closing Date or such date as the Prospectus is no longer required by law to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act is no longer required to be provided), in connection with the Offering by the Placement Agents or any dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement in connection with the Offering (including any Rule 462(b) Registration Statement), the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Placement Agents for review a copy of each such proposed amendment or

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supplement, and the Company shall not file any such proposed amendment or supplement to which the Placement Agents or counsel to the Placement Agents reasonably objects.
          (b) Filing of Amendments. After the date of this Agreement, if in connection with the Offering, the Company shall promptly advise the Placement Agents in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).
          (c) Continued Compliance with Securities Laws. During the Prospectus Delivery Period, the Company will comply as far as it is able with all applicable requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Units as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the good faith opinion of the Company or its counsel or the Placement Agents or counsel to the Placement Agents to amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Placement Agents (and the Placement Agents agree to cease any such use promptly upon such notification) and the Company will use reasonable best efforts to amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

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          (d) Conflicting Issuer Free Writing Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus in connection with the Offering there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Placement Agents (and the Placement Agents agree to cease any such use promptly upon such notification) and the Company will amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
          (e) Blue Sky Laws. The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as the Placement Agents may reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state or jurisdiction.
          (f) Delivery of Copies. The Company will furnish (which may be satisfied by filing with the Commission’s EDGAR System) to the Placement Agents and counsel for the Placement Agents copies of the Registration Statement, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Placement Agents may from time to time reasonably request.
          (g) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12 month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.
          (h) Costs and Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or reimburse if paid by the Placement Agents all costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing, filing, delivery and shipping of the Registration Statement, any Issuer Free Writing Prospectus, each Statutory Prospectus, the Time of Sale Disclosure Package and the Prospectus, and any amendment or supplement to any of the foregoing (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Securities and the printing, delivery, and shipping of the certificates representing the Securities, (iii) the registration or qualification of the Securities for offer and sale under the securities or blue sky laws of such jurisdictions designated pursuant to Section 4(e), (including the reasonable legal fees and filing fees, and other disbursements of counsel to the Placement Agents in connection therewith), and, if reasonably requested by the Placement Agents, the

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preparation and printing and furnishing of copies of any blue sky surveys to the Placement Agents, (iv) the fees and expenses of any transfer agent or registrar for the Shares or Warrant Shares, (v) any filings required to be made by the Placement Agents or the Company with FINRA, and the reasonable fees, disbursements and other charges of counsel for the Placement Agents in connection with the FINRA’s review and approval of the Placement Agents’ participation in the offering (including all COBRADesk fees), (vi) fees, disbursements and other charges of counsel to the Company, (vii) listing fees, if any, for the listing or quotation of the Shares and Warrant Shares on the NASDAQ Global Market, (viii) fees and disbursements of the Company’s auditors incurred in delivering the letter(s) described in Sections 5(l) and (m) of this Agreement, (ix) fees of the Escrow Agent, (x) fees, disbursements and other charges of counsel to the Placement Agents (in addition to the fees described in clauses (iii) and (v)) and (xi) the costs and expenses of the Company and the Placement Agents in connection with the marketing of the offering and the sale of the Units to prospective investors including, but not limited to, those related to any presentations or meetings undertaken in connection therewith including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the written consent of the Company in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft or other transportation chartered in connection with the road show. Notwithstanding the foregoing, in no event shall the Company be obligated to reimburse the Placement Agents pursuant to this Section 4(h) in an amount in excess of $50,000 in the aggregate without the Company’s prior written consent. Notwithstanding anything to the contrary contained in this Agreement, in the event this Agreement is terminated, the Company shall only be obligated to reimburse the Placement Agents for their out-of-pocket expenses actually incurred by them in connection with the Offering.
          (i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Units to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.
          (j) Lock-Up Period. The Company will not, without the prior written consent of the Placement Agents, from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), other than the Company’s sale of the Units hereunder and the issuance of shares pursuant to the exercise of the Warrants, (1) offer for sale; sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or any securities convertible into or exchangeable for Common Stock, or sell or grant any options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock other than (i) the grant of options or other equity based compensation pursuant to plans existing as of the date of this Agreement, and (ii) the issuance of Common Stock upon exercise of options expiring on or before the end of the Lock-Up Period, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks or ownership of Common Stock, regardless of whether such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, the foregoing restriction shall not apply to (i) securities required to be issued pursuant to contractual

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obligations of the Company in effect as of the date of this Agreement or (ii) equity securities issued pursuant to employee benefit or purchase plans in effect as of the date of this Agreement or pursuant to bona fide employee benefit or purchase plans established during the Lock-Up Period. If (A) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen (17) days of the Lock-Up Period, or (B) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Section 4(j), unless otherwise waived by the Placement Agents in writing, shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Placement Agents with prior notice of any such announcement that gives rise to the extension of the Lock-Up Period. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.
          (k) Lock-Up Agreements. The Company has caused to be delivered to the Placement Agents prior to the execution of this Agreement the Lock-Up Agreements substantially in the form attached as Exhibit B hereto executed by the officers and directors of the Company identified on Exhibit C hereto.
          (l) Stabilization. The Company will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units in violation of the Rules and Regulations.
          (m) Public Communications. Before the opening of trading on the NASDAQ Global Market on the next trading day after the date of this Agreement, the Company shall issue a press release (the “Press Release”) reasonably acceptable to the Placement Agents disclosing the execution of this Agreement, the Subscription Agreements and the transactions contemplated hereby and thereby. Prior to the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, the Subsidiaries, their condition, financial or otherwise, or the earnings, business, operations or prospects of any of them, or the offering of the Units (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Placement Agents are notified), without the prior consent of the Placement Agents, unless in the reasonable judgment of the Company and its counsel, and after notification to the Placement Agents, such press release or communication is required by law or applicable stock exchange.
          (n) Broker’s Fee. The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
          (o) Sarbanes-Oxley. The Company and its Subsidiaries will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

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          (p) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Placement Agents, and the Placement Agents represent and agree that, unless they obtain the prior written consent of the Company, it has not made and will not make any offer relating to the Units that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II. Any such free writing prospectus consented to by the Company and the Placement Agents is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
          (q) Transfer Agent. The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares and Warrant Shares.
     5. Conditions of Placement Agents’ Obligations. The obligations of the Placement Agents hereunder and the Investors under the Subscription Agreements are subject to the following conditions (unless waived by the Placement Agents):
          (a) Filings with Commission. If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)).
          (b) Abbreviated Registration Statement. If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective under the Securities Act by 10:00 P.M., New York time, on the date of this Agreement.
          (c) No Stop Orders. The Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462(b) Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Placement Agents’ satisfaction.
          (d) No FINRA Objection. FINRA shall have raised no objection to the fairness and reasonableness of the placement agency terms and arrangements.

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          (e) Contents of Registration Statement. The Placement Agents shall not have advised the Company in good faith that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Placement Agents’ good faith opinion, is material, or omits to state a fact which, in the Placement Agents’ good faith opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.
          (f) Action Preventing Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body of competent jurisdiction which would, as of the Closing Date, prevent the issuance or sale of the Units; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Units.
          (g) Objection of Placement Agents. No Prospectus or amendment or supplement to the Registration Statement shall have been filed to which the Placement Agents shall have objected in writing, which objection shall not be unreasonable.
          (h) Representations and Warranties. Each of the representations and warranties of the Company contained herein shall be true and correct when made and on and as of the Closing Date, as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.
          (i) Absence of Material Change. Except as contemplated in the Time of Sale Disclosure Package, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its Subsidiaries shall have, other than in the ordinary course of business, incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short term or long term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its Subsidiaries (other than grants of stock options or other equity awards pursuant to the Company’s equity incentive plan existing on the date hereof), or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), or any material loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any Subsidiary, the effect of which, in any such case described above, in the Placement Agents’ reasonable judgment, makes it impractical or inadvisable to offer or deliver the Units on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

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          (j) Opinion of Counsel to the Company. On the Closing Date, there shall have been furnished to the Placement Agents, the opinion of Dykema Gossett PLLC, counsel for the Company, dated such Closing Date and addressed to the Placement Agents and the Investors, in form and substance as is set forth on Exhibit D attached hereto (and stating that it may be relied upon by counsel to the Placement Agents). Such counsel shall also have furnished to the Placement Agents a written statement (“Negative Assurances”), addressed to the Placement Agents and dated the Closing Date, in form and substance as set forth in Exhibit E attached hereto.
          (k) Opinion of Counsel to the Placement Agents. On the Closing Date, there shall have been furnished to the Placement Agents, such opinion or opinions from Goodwin Procter LLP, counsel for the Placement Agents, dated such Closing Date and addressed to the Placement Agents, with respect to the validity of the Securities, the Registration Statement, the Time of Sale Disclosure Package, the Prospectus and other related matters as the Placement Agents reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters. Such counsel shall also have furnished to the Placement Agents a written Negative Assurances statement, addressed to the Placement Agents and dated the Closing Date.
          (l) Accountant’s Comfort Letter. On the date hereof, the Placement Agents shall have received a letter dated the date hereof (a “Comfort Letter”), addressed to the Placement Agents and in form and substance reasonably satisfactory to the Placement Agents and their counsel, from Plante & Moran, PLLC, (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 and Statement of Auditing Standard No. 100 (or successor bulletins), in connection with registered public offerings.
          (m) Bring-Down Letter. At the Closing Date, the Placement Agents shall have received from Plante & Moran, PLLC a letter (a “Bring-Down Letter”), dated the Closing Date, addressed to the Placement Agents and in form and substance reasonably satisfactory to the Placement Agents, (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package and the Prospectus, as of a date not more than three days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Comfort Letter and (iii) confirming in all material respects the conclusions and findings set forth in the Comfort Letter.
          (n) Officer’s Certificate. On the Closing Date, there shall have been furnished to the Placement Agents, a certificate, dated such Closing Date and addressed to the

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Placement Agents, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that to their actual knowledge:
          (i) The representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and
          (ii) No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Units for offering or sale nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body.
          (o) Secretary’s Certificate. On the Closing Date, the Company shall have furnished to the Placement Agents a Secretary’s Certificate of the Company.
          (p) Lock-Up Agreements. Each executive officer and director of the Company identified on Exhibit C hereto shall have entered into Lock-Up Agreements substantially in the form attached as Exhibit B hereto on or prior to the date hereof, and each such Lock-Up Agreement, or a copy thereof, shall have been delivered to the Placement Agents and shall be in full force and effect at the Time of Sale.
          (q) Trading Market. The Shares and Warrant Shares shall have been listed and authorized for trading on the NASDAQ Global Market, and satisfactory evidence of such actions shall have been provided to the Placement Agents, which shall include verbal confirmations from a member of the staff of the NASDAQ Global Market.
          (r) Other Filings with the Commission. The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the transactions contemplated hereby, including as an exhibit thereto this Agreement and any other documents relating thereto required to be filed with the Commission.
          (s) Subscription Agreements. The Company shall have entered into the Subscription Agreements with each of the Investors, and such agreements shall be in full force and effect on the Closing Date.
          (t) Escrow Agreement. The Company shall have entered into the Escrow Agreement, and such agreement shall be in full force and effect on the Closing Date.
          (u) Additional Documents. Prior to the Closing Date, the Company shall have furnished to the Placement Agents such further information, certificates or documents as the Placement Agents shall have reasonably requested.
     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Placement Agents and counsel for the Placement Agents.

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     6. Indemnification and Contribution.
          (a) Indemnification of the Placement Agents. The Company agrees to indemnify and hold harmless the Placement Agents against any losses, claims, damages or liabilities, joint or several, to which such Placement Agents may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform their respective obligations hereunder or under law, and shall reimburse the Placement Agents promptly upon demand for any documented legal fees or other expenses reasonably incurred by the Placement Agents in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise reasonably incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred); provided, however, that with respect to clause (i) above, the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by the Placement Agents, specifically for use in the preparation thereof, which information the parties hereto agree is limited to the Placement Agents’ Information.
          (b) Indemnification of the Company. Each of the Placement Agents, severally but not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Placement Agents), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information

24

deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Issuer Free Writing Prospectus or in any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), or any Issuer Free Writing Prospectus or in any Marketing Materials in reliance upon and in conformity with written information furnished to the Company by the Placement Agents, specifically for use in the preparation thereof, which information the parties hereto agree is limited to the Placement Agents’ Information, and shall reimburse the Company promptly upon demand for any documented legal fees or other expenses reasonably incurred by the Company in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise reasonably incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred.
          (c) Notice and Procedures. Promptly after receipt by an indemnified party under Section 6(a) or 6(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section 6(a) or 6(b), notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section 6(a) or 6(b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, the indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 6(a) or the Placement Agents in the case of a claim for indemnification under Section 6(b) or (ii) representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them (which such judgment the indemnified party shall

25

have reasonably concluded in good faith); provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, and the reasonable and documented expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified parties as incurred (in accordance with the provisions of Section 6(a) or 6(b) above, as applicable).
     The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (A) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          (d) Contribution; Limitation on Liability. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) above, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 6(a) or 6(b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agents on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other from the Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total placement agency fee received by the Placement Agents, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to

26

information supplied by the Company or the Placement Agents and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 6(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 6(d). Notwithstanding the provisions of this Section 6(d), the Placement Agents shall not be required to contribute any amount in excess of the amount by which the total price at which the Units placed by them and distributed to the public were offered to the public exceeds the amount of any damages that such Placement Agents have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Placement Agents’ obligations to contribute as provided in this Section 6(d) are several in proportion to the total placement agency fee received by the Placement Agents and not joint.
          (e) Non-Exclusive Remedies. The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Placement Agents within the meaning of the Securities Act; and the obligations of the Placement Agents under this Section 6 shall be in addition to any liability that the respective Placement Agents may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.
     7. Representations and Agreements to Survive Delivery. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Placement Agents, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agents, the Company, the Investors or any person controlling any of them and shall survive delivery of and payment for the Units. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 9, the indemnity and contribution agreements contained in Section 6 and the covenants, representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.
     8. Information Furnished by Placement Agents. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the “Placement Agents’ Information” consists solely of the statements contained in the seventh paragraph under the heading “Plan of Distribution” in the Prospectus.

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     9. Termination of this Agreement.
          (a) The Placement Agents shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date, without liability on the part of the Placement Agents to the Company, if (i) prior to delivery and payment for the Units (A) trading in securities generally shall have been suspended on or by the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or in the over the counter market (each, a “Trading Market”), (B) trading in the Common Stock of the Company shall have been suspended on any exchange, in the over-the-counter market or by the Commission, (C) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, (D) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism involving the United States or there shall have been a declaration by the United States of a national emergency or war, (E) there shall have occurred any other calamity or crisis or any material change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the judgment of the Placement Agents, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Units on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Disclosure Package and the Prospectus, (ii) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Time of Sale Disclosure Package or incorporated by reference therein, there has been any Material Adverse Change or the Company or any Subsidiary shall have sustained a loss or interference with its business by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, in each case which is not described in the Time of Sale Disclosure Package or the Prospectus and is of such character that in the judgment of the Placement Agents would, individually or in the aggregate, result in a Material Adverse Change and which would, in the judgment of the Placement Agents, make it impracticable or inadvisable to proceed with the offering or the delivery of the Units on the terms and in the manner contemplated in this Agreement, the Time of Sale Disclosure Package and the Prospectus, (iii) the Company shall have failed, refused or been unable to comply with the terms or perform any agreement or obligation of this Agreement or any Subscription Agreement, other than by reason of a default by the Placement Agents, or (iv) any condition of the Placement Agents’ obligations hereunder is not fulfilled. Any such termination shall be without liability of any party to any other party except that the Company will reimburse the Placement Agents for all of their out-of-pocket expenses actually incurred by them in connection with the Offering, and that the provisions of Section 6, and Section 13 hereof shall at all times be effective notwithstanding such termination.
          (b) If the Placement Agents elect to terminate this Agreement as provided in this Section 9, the Company shall be notified promptly by the Placement Agents by telephone, confirmed by letter.
     10. Notices. All statements, requests, notices and agreements hereunder shall be in writing or by facsimile, and:

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          (a) if to the Placement Agents, shall be delivered or sent by mail, telex or facsimile transmission to the Placement Agents:
JMP Securities LLC
600 Montgomery Street, Suite 1100
San Francisco, CA 94111
Attention: Bob Carey
Facsimile No.: 415-835-8982
and to:
Wedbush Securities Inc.
One Bush Street, Suite 1700
San Francisco, CA 94104
Attention: Chris Swindle
Facsimile No.: 415-274-6849
with a copy (which shall not constitute notice) to:
Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018
Attention: Michael D. Maline, Esq.
Facsimile No.: 212-355-3333
          (b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Rockwell Medical Technologies, Inc., 30142 Wixom Road, Wixom, MI 48393, Attention: Chief Financial Officer (Facsimile No.: 248-960-9119), with a copy (which shall not constitute notice) to: Dykema Gossett PLLC, 400 Renaissance Center, Detroit, MI 48243, Attention: Mark A. Metz, Esq. (Facsimile No.: 313-568-6832).
     11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Placement Agents, the Company, and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, except that (a) the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the controlling persons, officers and directors referred to in Section 6(a) and the indemnities of the Placement Agents shall also be for the benefit of the controlling persons, officers and directors referred to in Section 6(b) and (b) the Investors are relying on the representations, warranties, covenants and agreements made by the Company under, and are intended third party beneficiaries of, this Agreement. The term “successors and assigns” as herein used shall not include any purchaser of the Units by reason merely of such purchase.
     12. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Placement Agents have been retained solely to act as the Placement Agents in

29

connection with the sale of the Units and that no fiduciary, advisory or agency relationship between the Company and the Placement Agents has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Placement Agents have advised or is advising the Company on other matters; (b) the price and other terms of the Units set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Placement Agents and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Placement Agents and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Placement Agents have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Placement Agents are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Placement Agents, and not on behalf of the Company; and (e) it waives to the fullest extent permitted by law, any claims it may have against the Placement Agents for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Placement Agents shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Placement Agents each hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Placement Agents each hereby consent to personal jurisdiction, service and venue in any court in which any legal proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Company or the Placement Agents. The Company and the Placement Agents each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Placement Agents agree that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Placement Agents and may be enforced in any other courts in the jurisdiction of which the Company or the Placement Agents, as applicable, are or may be subject, by suit upon such judgment.
     14. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     15. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be

30

an original and all such counterparts shall together constitute one and the same instrument. Signatures to this Agreement may be delivered by facsimile or electronically in .pdf format.
     16. Entire Agreement, Amendments and Waivers. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

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     Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Placement Agents in accordance with its terms.

Very truly yours,

ROCKWELL MEDICAL TECHNOLOGIES, INC.

By:	/s/ Thomas E. Klema
Name: Thomas E. Klema
Title: Vice President & Chief Financial Officer
Confirmed as of the date first above
mentioned:
JMP SECURITIES LLC

By:	/s/ Robert F. Carey
Name: Robert F. Carey
Managing Director

WEDBUSH SECURITIES INC.

By:	/s/ Benjamin J. Davey
Name: Benjamin J. Davey
Managing Director

Schedules and Exhibits

Schedule I:	Pricing Information

Schedule II:	Issuer Free Writing Prospectuses

Schedule III:	Subsidiaries

Exhibit A:	Form of Subscription Agreement

Exhibit B:	Form of Lock-Up Agreement

Exhibit C:	List of Directors and Executive Officers Executing Lock-Up Agreements

Exhibit D:	Matters to be Covered in the Opinion of Corporate Counsel to the Company

Exhibit E:	Form of Written Statement of Corporate Counsel to the Company

SCHEDULE I
Pricing Information
Number of Units to be Sold: 2,840,000
     Shares: 2,840,000 shares
     Warrants: 1,079,200 shares
Unit: 1 Share and a Warrant to purchase 0.38 of a share of Common Stock
Warrants: $9.55 exercise price
Offering Price: $7.75 per Unit
Aggregate Cash Placement Fee: $1.32 million
Estimated Net Proceeds to the Company: $20.69 million (excluding estimated expenses)

SCHEDULE II
Issuer Free Writing Prospectuses
None.

SCHEDULE III
Subsidiaries

Name	Jurisdiction

Rockwell Transportation, Inc.	Michigan

EXHIBIT A
Form of Subscription Agreement
Subscription Terms
Rockwell Medical Technologies, Inc.
30142 Wixom Road
Wixom, Michigan 48393
Ladies and Gentlemen:
The undersigned (the “Investor”) hereby confirms and agrees with Rockwell Medical Technologies, Inc., a Michigan corporation (the “Company”) as follows:
1. As of the Closing (as defined below) and subject to the terms and conditions hereof, the Investor will purchase from the Company and the Company will issue and sell to the Investor (i) such number of shares (the “Shares”) of common stock, no par value per share, of the Company (the “Common Stock”) and (ii) warrants to purchase such number of shares of Common Stock (the “Warrants” and together with the Shares and the shares of Common Stock issuable upon exercise of the Warrants, the “Securities”) as is set forth on the signature page hereto (the “Signature Page”) for a purchase price of $7.75 per unit (each unit consisting of one share of Common Stock and a warrant to buy 0.38 shares of Common Stock) (the “Unit”). The form of Warrant is set forth in Exhibit B attached hereto.
2. The closing is expected to occur on October 5, 2009 (the “Closing”) in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to the Company’s satisfaction of certain closing conditions set forth in an agreement entered into between the Company and the placement agents (the “Placement Agents”) for the Offering (as defined below). The provisions set forth in Exhibit A hereto shall be incorporated herein by reference as if set forth fully herein.
3. The offering and sale of the Securities (the “Offering”) are being made pursuant to the Registration Statement and the Prospectus (as such terms are defined below).
4. The Company has filed or will file with the Securities and Exchange Commission (the “Commission”) (i) a prospectus included in the registration statement (File No. 333-160791), which became effective as of August 17, 2009 (the “Base Prospectus”), (ii) if applicable, a preliminary prospectus related to the Offering (together with the Base Prospectus, the “Statutory Prospectus”), and (iii) if applicable, any issuer free writing prospectus as defined in Rule 433 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Securities and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), and will file with the Commission a final prospectus supplement (together with the Base Prospectus, the “Prospectus”) with respect to the registration statement (File No. 333-160791) reflecting the Offering, including all amendments thereto, the exhibits and any schedules thereto, the documents otherwise deemed to be a part thereof or included therein by the rules and regulations of the Commission (the “Rules and Regulations”) and any registration statement relating to the Offering and filed pursuant to Rule 462(b) under the Rules and Regulations (collectively, the “Registration Statement”), in conformity with the Securities Act, including Rule 424(b) thereunder. The Base Prospectus, any Statutory Prospectus, any Issuer Free Writing Prospectus and the pricing information contained in this agreement are collectively the “Time of Sale Disclosure Package”.

5. The Company’s obligation to issue and sell the Securities to the Investor shall be subject to the receipt by the Company of the purchase price for the Securities being purchased hereunder as set forth on the Signature Page and the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the date of the Closing.
6. The Company shall before the opening of trading on the NASDAQ Global Market on the next trading day after the date hereof, (i) issue a press release, disclosing all material aspects of the transactions contemplated hereby and (ii) file a Current Report on Form 8-K with the Commission describing the terms of the Offering (and including as exhibits to such Current Report on Form 8-K this agreement, the form of Warrant and the Placement Agreement (as defined below)). The Company shall not identify the Investor by name in any press release or public filing, or otherwise publicly disclose the Investor’s name, without the Investor’s prior written consent, unless required by applicable laws, rules and regulations.
7. The Investor represents that (i) it has had full access to the Time of Sale Disclosure Package prior to or in connection with its receipt of this agreement and is relying only on such information and documents in making its decision to purchase the Securities, and (ii) it is acquiring the Securities for its own account, or an account over which it has investment discretion, and does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Securities.
8. Each of the Investor and the Company represents to the other that it has the requisite power and authority to enter into this agreement and to consummate the transactions contemplated hereby and this agreement constitutes a valid and binding obligation of each enforceable against it in accordance with the terms of the agreement, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).
9. The Investor understands that nothing in this agreement, the Prospectus or any other materials presented or made available to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.
10. The Investor represents that neither the Investor nor any person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor has, directly or indirectly, as of the date of this agreement, engaged in any purchases or sales in the securities of the Company or has violated its obligations of confidentiality with respect to the Offering since the time that the Investor was first contacted by the Company or its agents with respect to the transactions contemplated hereby. The Investor covenants that neither it, nor any Person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor will engage in any purchases or sales in the securities of the Company prior to the time that the transactions contemplated by this agreement are publicly disclosed. Notwithstanding the foregoing, in the case of an Investor and/or its affiliates that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Investor’s or affiliates assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s or affiliates assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio managers that have knowledge about the financing transaction contemplated by this agreement.
11. The Investor represents that, except as set forth below, (i) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (ii) it is not a FINRA member or an Associated Person (as such term is defined under FINRA Membership and Registration Rules Section 1011(b)) as of the date hereof, and (iii) neither it nor any group of investors of which it is a member, will beneficially own or have the right to acquire (including by virtue of beneficially owning securities convertible or exercisable for Common Stock), in the aggregate, 20% or more of the Common Stock outstanding or 20% of the voting power of the Company immediately after the consummation of the Offering. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)
12. This agreement will involve no obligation or commitment of any kind until this agreement is accepted and countersigned by or on behalf of the Company. All covenants, agreements, representations and warranties herein will survive the execution of this agreement, the delivery of the Securities being purchased and the payment therefor. This agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor. This agreement will be governed by the internal laws of the State of New York. This agreement may be executed in one or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument. The Investor acknowledges and agrees that the Investor’s receipt of the Company’s counterpart to this agreement shall constitute written confirmation of the Company’s sale of Securities to such Investor.
12. The Company has entered into a Placement Agency Agreement, dated of even date herewith (the “Placement Agreement”), with the placement agents that contains representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof.
[Signature Page Follows]

INVESTOR SIGNATURE PAGE
Number of Shares:
Number of Warrants:
(such number equal to 38% of the number of Shares being purchased by the Investor)
Purchase Price Per Unit: $7.75
Aggregate Purchase Price: $
Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.
Dated as of: September 29, 2009

INVESTOR
By:
Print Name:
Title:
Name that Securities are to be registered:
Mailing Address:

Mailing Address for Warrants (if different than above):

Taxpayer Identification Number:
Manner of Settlement: DWAC (see Exhibit A attached hereto)

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained)

DTC Participant Number

Name of Account at DTC Participant being credited with the Shares

Account Number at DTC Participant being credited with the Shares

Agreed and Accepted this 29th day of September, 2009:
ROCKWELL MEDICAL TECHNOLOGIES, INC.
By:
Name:
Title:
Sales of the Securities purchased hereunder were made pursuant to a registration statement or in a transaction in which a final prospectus would have been required to have been delivered in the absence of Rule 172 promulgated under the Securities Act.

Exhibit A
INSTRUCTIONS FOR SETTLEMENT
Unless otherwise agreed to by the Company and the Investor, the following instructions shall govern the delivery of funds and the transfer of the Shares:
1. Delivery of Funds
By NO LATER THAN 3:00 p.m. New York City time on October 2, 2009, wire the purchase price for the Securities to the trust account of JPMorgan Chase Bank, N.A, as Escrow Agent, using the wire transfer instructions below.
The wired funds will be held in escrow pursuant to the Escrow Agreement until the Closing and will be delivered by the Escrow Agent on your behalf to the Company upon the satisfaction, in the sole judgment of the Placement Agents, of the conditions to Closing.
2. Wire Transfer Instructions
JPMorgan Chase Bank
ABA No.: 021000021
Account No.: 806027397
Account Name: Rockwell Medical Technologies Subscription
     Please also coordinate with your financial institution to ensure that transaction fees are not inadvertently deducted from the wired funds prior to their receipt by JPMorgan Chase Bank.
Contact at the Escrow Agent:
Name: Andy Jacknick/Debbie DeMaro — JPMorgan Chase Bank, N.A
Tel: 212-623-6742
3. Initiation of DWAC and Transfer of Shares
     The Shares will be sent from the Company’s transfer agent, American Stock Transfer and Trust Company, by DWAC to your prime broker. You must contact your prime broker and ask them to initiate the DWAC or you will not receive the Shares. The Shares will only be released after the Company’s receipt of the funds.

EXHIBIT B
FORM OF WARRANT
[Filed as Exhibit F to the Placement Agency Agreement]

EXHIBIT B
Form of Lock-Up Agreement
JMP Securities LLC
600 Montgomery Street, Suite 1100
San Francisco, CA 94111
Wedbush Securities Inc.
One Bush Street, Suite 1700
San Francisco, CA 94104
     Re: Registered Direct Offering of Securities
Ladies and Gentlemen:
     The undersigned understands that you, as Placement Agents (the “Placement Agents”), propose to enter into the Placement Agency Agreement (the “Placement Agreement”) with Rockwell Medical Technologies, Inc., a Michigan corporation (the “Company”), providing for the offering (the “Offering”) of shares of common stock, no par value per share (the “Common Stock”), warrants and other securities, if applicable, of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Placement Agreement.
     In order to induce the Placement Agents to enter in to the Placement Agreement, the undersigned hereby agrees that for a period (the “Lock-Up Period”) of ninety (90) days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with such offering, the undersigned will not, without the prior written consent of the Placement Agents, directly or indirectly, (1) offer for sale; sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or any securities convertible into or exchangeable for Common Stock, or sell or grant any options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock other than (i) the grant of options or other equity based compensation pursuant to plans existing as of the date of this Lock-Up Agreement, (ii) the disposition of securities to the Company pursuant to a cashless exercise or tax withholding feature contained in an option or other equity award outstanding as of December 31, 2009, [and] (iii) the exercise of options and the disposition of Common Stock acquired upon exercise of options expiring on or before the end of the Lock-Up Period [and (iv) the disposition of Common Stock for net proceeds not to exceed $800,000 (in addition to any amounts disposed of pursuant to clauses (ii) and (iii) above)][NOTE: to be included in the Lock-Up Agreement executed by Robert Chioini], or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks or ownership of the Common Stock, regardless of whether such transaction described herein is to be settled by delivery of the Common Stock or other securities, in cash or otherwise; provided, however, the foregoing restriction shall not apply to (i) securities required to be issued pursuant to contractual obligations of the Company in effect as of the date of this Lock-Up Agreement or (ii) equity securities issued pursuant to employee benefit or purchase plans in effect as of the date of this Lock-Up Agreement or pursuant to bona fide employee benefit or purchase plans established during the Lock-Up Period.
     None of the restrictions set forth in this Lock-Up Agreement shall apply to Common Stock acquired in open market transactions.
     For the purpose of allowing you to comply with FINRA Rule 2711(f)(4), if (a) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen (17) days of the lock-up period, or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event (the term “Lock-Up Period” shall be deemed to include any extension pursuant to this paragraph).
     The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Placement Agents to the Company (in accordance with the notice provision in the Placement Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.
     The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Common Stock even if such Common Stock would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Stock.
     The undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities of the Company held by the undersigned during the Lock-Up Period (as may have been extended pursuant hereto), except in compliance with this Lock-Up Agreement.
     The undersigned understands that, if the Placement Agreement does not become effective, or if the Placement Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement is irrevocable and all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
     This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.
Very truly yours,
Print Name:
Print Title:
Signature:

EXHIBIT C
List of Directors and Executive Officers
Executing Lock-Up Agreements
Ronald D. Boyd
Patrick J. Bagley
Robert L. Chioini
Ajay Gupta
Kenneth L. Holt
Thomas E. Klema
Richard C. Yocum

C-1

EXHIBIT D
Matters to be Covered in the Opinion
of Corporate Counsel to the Company
     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan. Each of the Subsidiaries is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.
     2. The Company and each Subsidiary is in good standing as a foreign corporation and is duly qualified to do business in the jurisdictions listed opposite its name on a schedule thereto.
     3. The Company has the requisite corporate power and authority necessary to own or lease, as the case may be and operate its properties, to conduct its business as currently being carried on and as it is described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, to execute and deliver the Agreement and the Subscription Agreements, and to issue, sell and deliver the Units as contemplated by the Agreement and the Subscription Agreements.
     4. The Company has the authorized and issued capital stock as set forth in the Time of Sale Disclosure Package and the Prospectus and such capital stock conforms in all material respects as to legal matters to the description thereof contained or incorporated by reference therein.
     5. The Shares have been duly and validly authorized and reserved for issuance by all necessary corporate action on the part of the Company and, when issued, sold and delivered by the Company to, and paid for by, the Investors in accordance with the terms of the Agreement and the Subscription Agreements, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof contained in the Time of Sale Disclosure Package and the Prospectus. The Warrants have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Agreement, the Subscription Agreements and the Warrants, will be valid and binding. Assuming a sufficient number of authorized but unissued shares of Common Stock are available for issuance when the Warrants are exercised, the Warrant Shares, when and if issued upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.
     6. There are no statutory preemptive rights or similar rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Shares or Warrant Shares pursuant to the Company’s articles of incorporation, bylaws, the Michigan Business Corporation Act or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound.
     7. Except as set forth in the Registration Statement, in the Time of Sale Disclosure Package or the Prospectus, to such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company or any of its Subsidiaries, except for rights which have been waived or satisfied.
     8. The Registration Statement has become effective under the Securities Act, and to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued by the Commission and no proceeding for that purpose is pending before or, to such counsel’s knowledge, is threatened by the Commission; and all filings required by Rule 424(b) and Rule 430A, 430B or 430C promulgated under the Securities Act have been made in the manner and within the time period required by Rule 424(b).
     9. The Agreement and the Subscription Agreements have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company and each constitutes a valid and binding agreement of the company, and is enforceable against the Company in accordance with the terms thereof, except as the enforceability thereof may be subject to or limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors, and (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or law.
     10. The execution and delivery of Agreement and the Subscription Agreements by the Company and the issuance and sale by the Company of the Units and the consummation by the Company of the transactions contemplated by Agreement and the Subscription Agreements to be consummated by the Company do not and will not result in any breach or a default under (nor constitute any event that with notice, lapse of time or both would result in any breach or default under), or conflict with (a) any provisions of the articles of incorporation or by-laws of the Company, (b) any provision of any material license, permit, indenture, mortgage, deed of trust, note, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument filed as an exhibit to the Company’s most recently filed Annual Report on Form 10-K or subsequently filed as an exhibit to any other report or registration statement, (c) any U.S. federal or Michigan state law, regulation or rule that, in such counsel’s experience, is generally applicable to transactions of the nature of those contemplated by the Agreement and the Subscription Agreements and is applicable to the Company, or the Michigan Business Corporation Act (other than the state securities or blue sky laws and the rules of FINRA governing placement agents compensation, as to which such counsel expresses no opinion), or (d) any decree, judgment or order known to such counsel to be applicable to the Company or any Subsidiary.
     11. The Company is not required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.
     12. No approval, authorization, consent or order or filing with any U.S. federal, Michigan state court or governmental or regulatory agency or body in the United States having jurisdiction over the Company, or approval of the shareholders of the Company, is required to be obtained or made by the Company for the consummation by the Company of the transactions contemplated by the Agreement and the Subscription Agreements, except for such as have been duly obtained or made, including without limitation, registration of the Shares and Warrant

Shares under the Securities Act and of the Common Stock under the Exchange Act, or such as may be required under (x) the state securities or blue sky laws of the various states or (y) the bylaws or rules and regulations of FINRA, as to which such counsel expresses no opinion.
     13. To such counsel’s knowledge, there is not pending or threatened in writing any action, suit or proceeding, inquiry or investigation to which the Company or any of its Subsidiaries is a party, or to which the property of the Company or any of its Subsidiaries is subject, before or brought by any court or governmental agency or body that places in question the validity or enforceability of, or seeks to enjoin the performance of, the Agreement and the Subscription Agreements or which is of a character that is required to be disclosed in the Registration Statement or the Prospectus and is not so disclosed.

EXHIBIT E
Form of Written Statement
of Corporate Counsel to the Company
     Such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and each amendment or supplement thereto made by the Company prior to the Closing Date. Based on (x) such counsel’s examination of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and each amendment or supplement thereto made by the Company prior to the Closing Date and the documents incorporated by reference in the Time of Sale Disclosure Package or the Prospectus and any further amendment or supplement to any such incorporated document made by the Company prior to the Closing Date and (y) such counsel’s investigation made in connection with the preparation of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and each amendment or supplement thereto made by the Company prior to the Closing Date and discussions with representatives of the Placement Agents, counsel to the Placement Agents, the Company’s independent public accountants and certain officers and other representatives of the Company, in which the business and affairs of the Company were discussed, and, although we do not assume any responsibility for the accuracy, completeness or fairness of the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, and we have made no independent check or verification thereof, on the basis of the foregoing we can advise you as a matter of fact and not as an opinion that nothing has come to such counsel’s attention to cause such counsel to believe that:
     1. the Registration Statement or any amendment thereof (including any information omitted from the Registration Statement at the time it became effective but that is deemed to be a part of and included in the Registration Statement pursuant to 430B or 430C), at the Effective Time, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel expresses no opinion with respect to the financial statements and schedules, and other financial data, included in any of the documents mentioned in this paragraph);
     2. the Time of Sale Disclosure Package, as of the Time of Sale, and the Statutory Prospectus, as of its date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no opinion with respect to the financial statements and schedules, and other financial data, included in any of the documents mentioned in this paragraph); or
     3. the Prospectus, or any amendment or supplement thereto, as of its issue date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no opinion with respect to the financial statements and schedules, and other financial data, included in any of the documents mentioned in this paragraph).

E-1

     In addition, we confirm to you that the Registration Statement, as of the Effective Time, the Statutory Prospectus as of the Time of Sale and the Prospectus, as of its date and the date hereof, (except as to the financial statements and schedules, and other financial or statistical data derived therefrom, contained in the Registration Statement, the Statutory Prospectus and the Prospectus, as to which such counsel expresses no opinion), complied as to form and appear on their face to be appropriately responsive in all material respects to the applicable requirements of Form S-3 under the Securities Act and the applicable Rules and Regulations, and the documents incorporated by reference therein (except as to the financial statements and schedules, and other financial or statistical data derived therefrom, contained therein, as to which such counsel expresses no opinion), including any Current Report on Form 8-K filed with the Commission prior to the Closing Date, when they became effective or were filed with the Commission, as the case may be, complied as to form and appear on their face to be appropriately responsive in all material respects with the requirements of the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder.

E-2

EXHIBIT F
Form of Warrant
ROCKWELL MEDICAL TECHNOLOGIES, INC.
Warrant To Purchase Common Stock
Warrant No.: :
Number of Shares of Common Stock:
Date of Issuance: October 5, 2009 (“Issuance Date”)
     Rockwell Medical Technologies, Inc., a Michigan corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, _________, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the date six (6) months after the date hereof (the “Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), _________(_________) fully paid nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15. This Warrant is the Warrant to purchase Common Stock (this “Warrant”) issued pursuant to that certain Subscription Agreement, dated as of September 29, 2009 (the “Subscription Date”), by and among the Company and the Holder (the “Subscription Agreement”) pursuant to the Company’s Registration Statement on Form S-3, (File number 333-160791) (the “Registration Statement”)
          1. EXERCISE OF WARRANT.
               (a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(d)), this Warrant may be exercised by the Holder on any day on or after the Exercisability Date, in whole or in part (but not as to fractional shares), by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) if both (A) the Holder is not electing a Cashless Exercise (as defined below) pursuant to Section 1(d) of this Warrant and (B) a registration statement registering the issuance of the Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”), is effective and available for the issuance of the Warrant Shares, or an exemption from registration under the Securities Act is available for the issuance of the Warrant Shares, payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds (a “Cash Exercise”). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. In the event of an exercise of this Warrant for all Warrant Shares then issuable hereunder, this Warrant shall be surrendered to the Company by the second (2nd) Business Day following the date on which the Company has received each of the Exercise Notice and, if this Warrant is being exercised pursuant to a Cash Exercise, the Aggregate Exercise Price (the “Exercise Delivery Documents”). On or before the first (1st)

Business Day following the date on which the Company has received the Exercise Delivery Documents, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if the certificates are required to bear a legend regarding restriction of transferability, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents (or, in the case of a cashless exercise, the Exercise Notice), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all issuance or withholding taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an affiliate thereof or any other tax liability that may arise as a result of holding or transferring this Warrant or the Warrant Shares.
               (b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $9.55 per share of Common Stock, subject to adjustment as provided herein.
               (c) Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, and if on or after such date, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a
“Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares or credit such Holder’s balance account with DTC) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares or credit such Holder’s balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise.
               (d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, (A) if a registration statement registering the issuance of the Warrant Shares under the Securities Act is not effective or (B) if the Fair Market Value of a share of the Company’s Common Stock is greater than $12.00, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B
For purposes of the foregoing formula:
A=	the total number of shares with respect to which this Warrant is then being exercised (which shall include both the number of Warrant Shares issued to the Holder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price).

B=	the average of the closing prices of the shares of Common Stock (as reported by Nasdaq) for the five Trading Days immediately preceding (but not including) the date of the Exercise Notice (the “Fair Market Value”).

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.
               (e) Rule 144. For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.
               (f) Limitations on Exercises. The Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Holder (together with such Holder’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of

Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it being acknowledged that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act, and the Holder is solely responsible for any schedules required to be filed in accordance therewith. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase will only apply to the Holder and not to any other holder of Warrants.
               (g) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.
               2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2 shall become effective at the close of business on the date the subdivision or combination becomes effective.
          3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:
               (a) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and
               (b) the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of shares of Common Stock (or common stock) (“Other Shares of Common Stock”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).
          4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.
               (a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time prior to the Expiration Date, the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.
               (b) Fundamental Transactions; Parent Entities. The Company shall not enter into or be party to a Fundamental Transaction unless (i) if the Successor Entity is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, the Successor Entity assumes in writing all of the obligations of the Company under this

Warrant pursuant to written agreements in form and substance reasonably satisfactory to the Holder, including agreements to deliver to each holder of Warrants in exchange for such Warrants a written instrument issued by the Successor Entity substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately prior to such Fundamental Transaction, and (ii) if the Successor Entity is not a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, the Successor Entity assumes in writing all of the obligations of the Company under this Warrant pursuant to written agreements in form and substance reasonably satisfactory to the Holder, including agreements to deliver to each holder of Warrants in exchange for such Warrants a written instrument issued by the Successor Entity substantially similar in form and substance to this Warrant exercisable for the consideration that would have been issuable in the Fundamental Transaction in respect of the Warrant Shares had this Warrant been exercised immediately prior to the consummation of the Fundamental Transaction. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the exercise of this Warrant.
     Notwithstanding the foregoing, in the event of a Change of Control, at the request of the Holder delivered at any time prior to the second business day prior to the consummation of such Change of Control (such a request, a “Black Scholes Exercise”), the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, on the effective date of the Change of Control, cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Change of Control. Notwithstanding anything herein to the contrary, for purposes of determining the Black Scholes Value, this Warrant shall be deemed to be exercisable from and after the date of issuance of the Warrant regardless of any restrictions on exercisability set forth herein.
     The Company shall provide to the Holder notice of any Fundamental Transaction at least twenty (20) days prior to the consummation of such Fundamental Transaction either (i) by facsimile or overnight courier or (ii) by widely disseminated press release.
     In the event that any person becomes a Parent Entity of the Company, such person shall assume all of the obligations of the Company under this Warrant with the same effect as if such person had been named as the Company herein.
          5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Amended and Restated Articles of Incorporation, Amended and Restated Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (i) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (ii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized but unissued and otherwise unreserved shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, the number of shares of Common Stock which are then issuable and deliverable upon exercise of this entire Warrant (without regard to any limitations on exercise).
          6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER.
               (a) Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.
               (b) Notwithstanding the provisions of Section 6(a) above, if on any one day (the “Dividend Trigger Date”), the Company declares a cash dividend to the holders of its common stock in an amount such that when combined with all other cash dividends paid and distributed by the Company to the holders of its common stock within the prior six (6) months, the Company will have declared cash dividends in an aggregate amount that is equal to or greater than 5.0% of the product obtained by multiplying (x) the number of shares outstanding on the Dividend Trigger Date and (y) the closing price of one share of the Company's common stock on the Dividend Trigger Date, then the Holder, as the holder of this Warrant, shall be entitled to receive a cash payment in an amount equal to the product obtained by multiplying (a) the number of Warrant Shares into which this Warrant is then exercisable and (b) the aggregate amount of dividends paid with respect to one share of the Company's common stock during such six (6) month period. Payments under the preceding sentence shall be made concurrently with the payment and distribution of the dividend declared on the Dividend Trigger Date.
          7. REISSUANCE OF WARRANTS.
               (a) Registration of Warrant. The Company shall register this Warrant, upon the records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the Registered Holder of this Warrant as the absolute owner hereof for purposes of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Company shall also register any transfer, exchange, reissuance or cancellation of any portion of this Warrant in the Warrant Register.
               (b) Transfer of Warrant. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may be required by applicable securities laws. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(e)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(e)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.
               (c) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(e)) representing the right to purchase the Warrant Shares then underlying this Warrant.
               (d) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(e)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.
               (e) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(b) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.
          8. NOTICES. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 8 at or prior to 5:00 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 8 on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices or communications shall be: (a) if to the Company, to Rockwell Medical Technologies, Inc., 30142 Wixom Road, Wixom, Michigan 48393 Attention: Thomas E. Klema, Facsimile No.: (248) 960-9119 (or such other address as the Company shall indicate in writing in accordance with this Section 8) or (b) if to the Holder, to the address or facsimile number appearing on the signature page to the Subscription Agreement (or such other address as the Holder shall indicate in writing in accordance with this Section 8).
          9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.
          10. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.
          11. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.
          12. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the Subscription Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. Notwithstanding the foregoing or anything else herein or in the Subscription Agreement to the contrary, if the Company is for any reason unable to issue and deliver Warrant Shares upon exercise of this Warrant as required pursuant to the terms hereof, the Company shall have no obligation to pay to the Holder any cash or other consideration or otherwise “net cash settle” this Warrant.
          13.  DISPUTE RESOLUTION. In the case of a dispute as to the determination of the arithmetic calculation of the Exercise Price, Closing Bid Price, the Closing Sale Price, or the Black Scholes Value, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) business days of receipt, or deemed receipt, of the Exercise Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) business days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) business days submit via facsimile (i) the disputed determination of the Black Scholes Value of the Company's Common Stock to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld or (ii) the disputed arithmetic calculation of the Exercise Price, Closing Bid Price, or the Closing Sale Price to the Company's independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) business days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. Notwithstanding anything to the contrary contained herein and except with respect to any undisputed amounts, the three (3) Business Day period set forth in Section 1(c) hereof shall be tolled until the resolution of any such dispute.
          14. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:
               (a) “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day immediately following the public announcement of the applicable Change of Control and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (ii) an expected volatility equal to the greater of 75% and the 30-day volatility obtained from the HVT function on Bloomberg on such date.
               (b) “Bloomberg” means Bloomberg Financial Markets.
               (c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
               (d) “Change of Control” means any Fundamental Transaction other than (A) any consolidation or merger, statutory share exchange, reorganization, recapitalization or reclassification of the Common Stock, in which holders of the Company’s voting power immediately prior to such consolidation or merger, statutory share exchange, reorganization, recapitalization or reclassification continue after such consolidation or merger, statutory share exchange, reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.
               (e) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

               (f) “Common Stock” means (i) the Company’s shares of Common Stock, no par value per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.
               (g) “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., The American Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Capital Market.
               (h) “Expiration Date” means the date sixty (60) months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday, as the same may be extended pursuant to Section 1(e) hereof.
               (i) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) be subject to a purchase, tender or exchange offer that has been consummated that was made to the holders of the outstanding shares of Common Stock and following the consummation of such purchase, tender or exchange offer, the Person making the offer has beneficial ownership of more than 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) amend its articles of incorporation to reorganize, recapitalize or reclassify its Common Stock pursuant to which the Common Stock is converted into or exchanged for other securities, cash or property.
                (j) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
               (k) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.
               (l) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
               (m) “Principal Market” means The NASDAQ Global Market.
               (n) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

               (o) “Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

ROCKWELL MEDICAL TECHNOLOGIES, INC.
By:
Name:
Title

EXHIBIT A
EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK
ROCKWELL MEDICAL TECHNOLOGIES, INC.
The undersigned holder hereby exercises the right to purchase ___of the shares of Common Stock (“Warrant Shares”) of Rockwell Medical Technologies, Inc., a Michigan corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
1. Exercise Price. The Holder intends that payment of the Exercise Price shall be made as (check one):
                                         “Cash Exercise” under Section 1(a)
                                         “Cashless Exercise” under Section 1(d)
2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise, the Holder shall pay the Aggregate Exercise Price in the sum of $___to the Company in accordance with the terms of the Warrant.
3. Delivery of Warrant Shares. The Company shall deliver to the holder ___Warrant Shares in accordance with the terms of the Warrant.
4. Representations and Warranties. By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(f) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 1(g) of this Warrant to which this notice relates.
Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT
The Company hereby acknowledges this Exercise Notice and hereby directs American Stock Transfer and Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated October 5, 2009 from the Company and acknowledged and agreed to by American Stock Transfer and Trust Company.

ROCKWELL MEDICAL TECHNOLOGIES, INC.
By:
Name:
Title

F-14